Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  February 3, 2016

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS IMPROVED 2015 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announces net income for the year ended December 31, 2015 of $7.1 million, or $2.90 diluted earnings per share, a 12% increase compared to net income for the year ended December 31, 2014 of $6.4 million, or $2.62 diluted earnings per share.  The increase resulted primarily from improving revenue by $1.6 million, or 7%, more net interest income earned plus the $0.2 million more other income.  Earnings improvement resulted from strategic growth attributed to a relationship management strategy producing $52.1 million growth in annual average earning assets.  This growth was funded by a $57.0 million increase in average deposit balances plus a $4.8 million average balance increase of shareholder’s equity, partially offset by a $10.1 million reduction in the combined average borrowings and debt level, compared to the prior year.  This revenue supported the $1.3 million upturn within other expenses from increases in salaries and benefits, marketing, and professional services.  Furthermore, the Company incurred a $0.6 million pre-payment penalty expense, $0.4 million after tax, on a $10 million early pay-off of long-term debt in June 2015.  Also during the 2015 second quarter, an IRS audit concluded with a tax loss adjustment that resulted in a $0.4 million credit to income taxes.  The return on average assets (ROA) was 1.00% for 2015 and 0.96% for the 2014 year.  Return on average equity (ROE) was 9.55% for 2015 and 9.12% for the 2014 year.

“Fidelity Bank’s 2015 and fourth quarter results demonstrated quality and consistent results as we continued to build upon our strategic priority of relationship management,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “In 2015, loans, deposits, non-interest income and capital show strong growth.  For the second consecutive year, we returned more capital to our shareholders than the prior year. I am proud of the strong commitment of the Fidelity Bankers focus on helping our customers achieve financial success.”

Net income for the quarter ended December 31, 2015 was $1.8 million, up 11% compared to $1.6 million for the same quarter of 2014.  The diluted earnings per share for the quarter were $0.74 compared to $0.67 for the same prior year period.  Net interest income improved $0.4 million and provision for loan losses was higher by $0.3 million, with $0.1 million and $0.3 million reductions in other income and expenses, respectively, during the fourth quarter of 2015 over the same 2014 period.  The ROA and ROE were 0.99% and 9.48%, respectively, for the fourth quarter of 2015 and 0.94% and 9.04%, respectively, for the same period of 2014.

The Company’s total assets increased 8% to $729.4 million at December 31, 2015, growth of $52.9 million from $676.5 million at December 31, 2014.  Asset growth occurred from the $41.0 million, or 8%, increase in loans and $27.3 million in additional investment securities, partially offset by the $13.6 million reduction in cash balances.  Total deposits grew $33.7 million, or 6%, while short-term borrowings increased $24.2 million, long-term debt reduced $10.0 million and shareholders’ equity grew $4.1 million, or 6%.  The Bank’s regulatory capital ratios for the period ending December 31, 2015 were Total Risk Based Capital Ratio of 14.9%, Tier I Capital Ratio of 13.6% and Leverage Ratio of 10.1%.

Net interest income was $23.5 million for the year ended December 31, 2015, a 7% increase, or $1.6 million above the $21.9 million earned in 2014.  This was achieved from earning asset growth, which occurred throughout the loan portfolio and was funded by active strategic growth in core deposits, plus efforts to mitigate margin pressure while operating within volatile economic conditions with uncertainties, and interest rates remaining at very low levels. As a result, net interest margin was 3.69% for 2015, or 6 basis points lower, from 3.75% for 2014, primarily from generating lower yields on the $52.1 million larger average interest-earning asset base in 2015.

Net interest income was $6.0 million for the quarter ended December 31, 2015, $0.4 million, or 7%, higher compared to the $5.6 million recorded during the same quarter of 2014.  More interest income earned on the added interest-bearing assets along with less interest expense from debt contributed to the overall increase. As a result, net interest margin improved 4 basis points to 3.69% for the fourth quarter 2015, compared to 3.65% for same 2014 period.

The provision for loan losses was $1.1 million for both the 2015 and 2014 years.  Efforts were taken to improve asset quality by addressing the migration of commercial credits to non-performing status, including further reduction of non-accrual loans throughout the year.  These results were negated by a preemptive move of a single large commercial real estate loan to nonaccrual status at year-end, which necessitated maintaining the provision for loan losses year-over-year.

The provision for loan losses was $0.6 million for the fourth quarter of 2015 compared to the $0.3 million required for the fourth quarter of 2014.  The allowance for loan losses during the fourth quarter of 2015 required a higher level of provision for loan losses.  The fourth quarter provision for loan losses resulted primarily from a commercial real estate loan preemptive move to nonaccrual status at year-end, when compared to the fourth quarter of 2014.

Despite the successful loan workout efforts, the ratio of non-performing assets to total assets at December 31, 2015 was 1.76%, an increase from 1.18% at December 31, 2014, from the commercial real estate loan move into nonaccrual loans at year-end.  Consequently, the ratio of non-accrual loans to total loans at December 31, 2015 almost doubled to 1.61%.  However, net charge-offs were $0.7 million in 2015 compared to $0.8 million in 2014.  The allowance for loan losses was 1.71% of total loans at December 31, 2015 down from 1.78% at December 31, 2014.

Total other income was $7.5 million for the 2015 year, up compared to $7.4 million for the year ended December 31, 2014.  The increase resulted primarily from recognizing $0.5 million additional gains on sold loans, growth of $0.1 million more interchange transaction fees, $65 thousand from higher trust activities, and $46 thousand of more net servicing fees negated the $0.5 million less in gains on fewer investment securities sold and $0.1 million decrease in deposit service charges.

Total other income recorded for the quarter ended December 31, 2015 was $1.9 million compared with $2.0 million for the same quarter in 2014.  The decrease resulted primarily from fewer gains on sold investment securities in the 2015 fourth quarter.

Total other operating expenses increased by $1.3 million, or 7%, to $21.0 million for the year ending December 31, 2015, compared to $19.7 million for the 2014 year. The increase was due to higher salaries and benefits of $0.6 million, increased advertising and marketing of $0.2 million, $0.3 million in additional professional services, $0.2 million more data processing expense and an additional $0.1 million in pre-payment fees on long-term debt. These items were offset by a reduction of $0.2 million in other real estate owned and collection expenses.

Total other operating expenses decreased $0.3 million, or 6%, to $4.9 million from $5.2 million for the quarters ending December 31, 2015 and 2014, respectively.  Most of the decrease is due to the $0.5 million prepayment fee recognized during the fourth quarter of 2014. This offset increases of $90 thousand in professional fees and $81 thousand in data processing expenses.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations, including wealth management assistance through providing fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new or changes in existing laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	impacts of the new capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•

the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	acts of war or terrorism;
•	disruption of credit and equity markets; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	December 31, 2015	December 31, 2014
Assets
Total cash and cash equivalents	$12,277	$25,851
Investment securities	125,232	97,896
Federal Home Loan Bank Stock	2,120	1,306
Loans and leases	557,630	516,661
Allowance for loan losses	(9,527)	(9,173)
Premises and equipment, net	16,723	14,846
Life insurance cash surrender value	11,082	10,741
Other assets	13,821	18,357

Total assets	$729,358	$676,485

Liabilities
Non-interest-bearing deposits	$142,774	$129,370
Interest-bearing deposits	477,901	457,574
Total deposits	620,675	586,944
Short-term borrowings	28,204	3,969
Long-term debt	-	10,000
Other liabilities	4,128	3,353
Total liabilities	653,007	604,266

Shareholders' equity	76,351	72,219

Total liabilities and shareholders' equity	$729,358	$676,485

Average Year-To-Date Balances:	December 31, 2015	December 31, 2014
Assets
Total cash and cash equivalents	$22,248	$22,857
Investment securities	122,549	109,166
Loans and leases, net	525,571	486,552
Premises and equipment, net	15,954	14,271
Other assets	26,520	28,013

Total assets	$712,842	$660,859

Liabilities
Non-interest-bearing deposits	$138,389	$131,691
Interest-bearing deposits	475,853	425,517
Total deposits	614,242	557,208
Short-term borrowings and long-term debt	19,886	29,949
Other liabilities	4,306	4,075
Total liabilities	638,434	591,232

Shareholders' equity	74,408	69,627

Total liabilities and shareholders' equity	$712,842	$660,859

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Interest income
Loans and leases	$5,979	$5,749	$23,364	$22,337
Securities and other	681	653	2,650	2,507

Total interest income	6,660	6,402	26,014	24,844

Interest expense
Deposits	597	541	2,236	2,036
Borrowings and debt	8	218	293	881

Total interest expense	605	759	2,529	2,917

Net interest income	6,055	5,643	23,485	21,927

Provision for loan losses	(575)	(250)	(1,075)	(1,060)
Other income	1,927	2,047	7,533	7,354
Other expenses	(4,952)	(5,247)	(21,022)	(19,703)
Provision for income taxes	(634)	(555)	(1,818)	(2,166)
Net income	$1,821	$1,638	$7,103	$6,352

	Three Months Ended
	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Interest income
Loans and leases	$5,979	$5,934	$5,813	$5,638	$5,749
Securities and other	681	678	625	666	653

Total interest income	6,660	6,612	6,438	6,304	6,402

Interest expense
Deposits	597	574	508	557	541
Borrowings and debt	8	6	139	140	218

Total interest expense	605	580	647	697	759

Net interest income	6,055	6,032	5,791	5,607	5,643

Provision for loan losses	(575)	(200)	(150)	(150)	(250)
Other income	1,927	2,023	1,833	1,750	2,047
Other expenses	(4,952)	(5,239)	(5,744)	(5,087)	(5,247)
Provision for income taxes	(634)	(687)	50	(547)	(555)
Net income	$1,821	$1,929	$1,780	$1,573	$1,638

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Assets
Total cash and cash equivalents	$12,277	$25,690	$21,737	$18,983	$25,851
Investment securities	125,232	126,782	121,812	126,481	97,896
Federal Home Loan Bank Stock	2,120	1,085	1,988	1,291	1,306
Loans and leases	557,630	543,497	540,787	520,855	516,661
Allowance for loan losses	(9,527)	(9,149)	(9,259)	(9,208)	(9,173)
Premises and equipment, net	16,723	16,875	17,034	14,931	14,846
Life insurance cash surrender value	11,082	10,995	10,909	10,825	10,741
Other assets	13,821	13,433	13,547	18,349	18,357

Total assets	$729,358	$729,208	$718,555	$702,507	$676,485

Liabilities
Non-interest-bearing deposits	$142,774	$150,714	$137,682	$133,846	$129,370
Interest-bearing deposits	477,901	492,289	469,204	467,896	457,574
Total deposits	620,675	643,003	606,886	601,742	586,944
Short-term borrowings	28,204	6,743	34,263	13,773	3,969
Long-term debt	-	-	-	10,000	10,000
Other liabilities	4,128	3,829	3,707	3,470	3,353
Total liabilities	653,007	653,575	644,856	628,985	604,266

Shareholders' equity	76,351	75,633	73,699	73,522	72,219

Total liabilities and shareholders' equity	$729,358	$729,208	$718,555	$702,507	$676,485

Average Quarterly Balances:	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Assets
Total cash and cash equivalents	$17,612	$20,486	$12,947	$38,192	$31,377
Investment securities	127,509	126,238	126,625	109,588	115,934
Loans and leases, net	541,144	532,646	520,857	507,185	500,985
Premises and equipment, net	16,843	17,009	15,002	14,929	14,540
Other assets	24,409	24,769	28,110	28,861	29,142

Total assets	$727,517	$721,148	$703,541	$698,755	$691,978

Liabilities
Non-interest-bearing deposits	$141,198	$143,794	$136,079	$132,327	$138,644
Interest-bearing deposits	493,383	488,608	457,111	463,849	451,632
Total deposits	634,581	632,402	593,190	596,176	590,276
Short-term borrowings and long-term debt	12,003	9,820	32,187	25,794	25,391
Other liabilities	4,766	4,327	4,310	3,811	4,467
Total liabilities	651,350	646,549	629,687	625,781	620,134

Shareholders' equity	76,167	74,599	73,854	72,974	71,844

Total liabilities and shareholders' equity	$727,517	$721,148	$703,541	$698,755	$691,978

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Selected returns and financial ratios
Basic earnings per share	$0.74	$0.79	$0.73	$0.65	$0.67
Diluted earnings per share	$0.74	$0.79	$0.73	$0.64	$0.67
Dividends per share	$0.37	$0.27	$0.27	$0.25	$0.35
Yield on interest-earning assets (FTE)	4.05%	4.06%	4.12%	4.08%	4.12%
Cost of interest-bearing liabilities	0.48%	0.46%	0.53%	0.58%	0.63%
Net interest spread	3.57%	3.60%	3.59%	3.50%	3.49%
Net interest margin	3.69%	3.72%	3.72%	3.64%	3.65%
Return on average assets	0.99%	1.06%	1.01%	0.91%	0.94%
Return on average equity	9.48%	10.26%	9.67%	8.74%	9.04%
Efficiency ratio	61.15%	63.98%	65.84%	66.86%	62.48%
Expense ratio	1.68%	1.77%	1.92%	1.93%	1.74%

	Twelve Months Ended
	Dec. 31, 2015	Dec. 31, 2014
Basic earnings per share	$2.91	$2.63
Diluted earnings per share	$2.90	$2.62
Dividends per share	$1.16	$1.10
Yield on interest-earning assets (FTE)	4.07%	4.23%
Cost of interest-bearing liabilities	0.51%	0.64%
Net interest spread	3.56%	3.59%
Net interest margin	3.69%	3.75%
Return on average assets	1.00%	0.96%
Return on average equity	9.55%	9.12%
Efficiency ratio	64.40%	64.88%
Expense ratio	1.86%	1.89%

Other financial data	Three Months Ended
	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Book value per share	$31.25	$31.00	$30.21	$30.13	$29.75
Equity to assets	10.47%	10.37%	10.26%	10.47%	10.68%
Allowance for loan losses to:
Total loans	1.71%	1.69%	1.71%	1.77%	1.78%
Non-accrual loans	1.06x	2.09x	2.18x	2.41x	2.18x
Non-accrual loans to total loans	1.61%	0.80%	0.79%	0.73%	0.82%
Non-performing assets to total assets	1.76%	1.11%	1.13%	1.15%	1.18%